Table of Contents	Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 033-42357, 333-38198, 333-149107, 333-164736, 333-183471, 333-206339, 333-219892, and 333-233380) pertaining to the Cardinal Health 401(k) Savings Plan of our report dated June 22, 2020, with respect to the financial statements and schedule of the Cardinal Health 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP
Grandview Heights, Ohio
June 22, 2020